Exhibit 10.4
THE LAMSON & SESSIONS CO.
Restricted Shares Agreement
     WHEREAS,                      (the “Grantee”) is an employee of The Lamson Sessions Co. (the “Company”).
     WHEREAS, the execution of an agreement in the form hereof has been authorized by a resolution of the Governance, Nominating and Compensation Committee (the “Committee”) of the Board of Directors of the Company that was duly adopted on                           ,      .
     NOW, THEREFORE, the Company hereby grants to the Grantee effective as of                           ,       (“Date of Grant”), pursuant to the 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (the “Plan”),            Restricted Shares subject to the terms and conditions of the Plan and the terms and conditions described in this agreement (this “Agreement”).
     1. Definitions.
          As used in this Agreement:
          (a) “Base Price” means $          , which was the Market Price per Share of on the Date of Grant.
          (b) “Change in Control.” For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (i) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 14; or
ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or
iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
          (c) “Cause” means a felony conviction of the Grantee or the failure of Grantee to contest prosecution for a felony, or Grantee’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.
          (d) “Disability” means permanent and total disability as determined under the Company’s long term disability program.
          (e) “Management Objective” means the Target Price goals established for the Performance Period covered by this Agreement, as defined in Section 5 of this Agreement.
          (f) “Market Price per Share” means, as of any particular date, an amount equal to the mean between the high and low selling prices of the Common Shares on the New York Stock Exchange or if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Shares are traded.
          (g) “Performance Period” means the period commencing                           ,       and ending on                           ,      .
          (h) Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
     2. Management Objective.
          The Management Objective for the Performance Period covered by this Agreement shall be increases in the market price of the Common Shares over the Base Price as specified in Section 5 below.
     3. Grant of Restricted Shares.
          The Company hereby grants to the Grantee the number of Restricted Shares set forth above, which shall be fully paid and non-assessable and shall be represented by a certificate or certificates registered in the Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth. The Grantee shall have all the rights of a shareholder with respect to such Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends paid thereon, provided that such Restricted Shares, together with any additional Restricted Shares which the Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in capital structure, shall be subject to the restrictions hereinafter set forth.
     4. Restrictions on Transfer.
          The Restricted Shares subject to this grant may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of by the Grantee except to the Company until such Restricted Shares have become non-forfeitable pursuant to Section 5, Section 6 or Section 7 of this Agreement, except that the Grantee’s rights with respect to such Restricted Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 4 shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Shares. The Company in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares subject to this Agreement.
     5. Vesting of Restricted Shares.
          All of the Restricted Shares granted under this Agreement shall become non-forfeitable on November 14, 2012 (the end of the Performance Period) if the Grantee shall have remained in the continuous employ of the Company or any Subsidiary throughout the Performance Period. Part or all of such Restricted Shares may become non-forfeitable earlier based on the achievement of each of the Management Objectives established for the Performance Period covered by this Agreement. The number of Restricted Shares eligible to become non-forfeitable based on the achievement of the Management Objectives shall be determined as follows:

(a)	one-third of the Restricted Shares hereinabove specified shall become non-forfeitable if the Market Price per Share has reached the applicable price set forth in the table below as Target Price I;

(b)	one-third of such Restricted Shares shall become non-forfeitable if the Market Price per Share has reached the applicable price set forth in the table below as Target Price II; and

(c)	one-third of such Restricted Shares shall become non-forfeitable if the Market Price per Share has reached the applicable price set forth in the table below as Target Price III;
provided, however, that the Market Price per Share shall be deemed to reach any of the Target Prices only when the closing price of a Common Share shall have reached the specified Target Price and remained at or above such level for a minimum of 20 consecutive trading days (a “20-Day Period”).
Vesting of Restricted Shares

Base Price	Target Price I	Target Price II	Target Price III

	____% Increase	____% Cumulative Increase	____% Cumulative Increase

$	$00.00	$00.00	$00.00
If the Committee shall determine that during the Performance Period the Market Price per Share shall have reached a Target Price set forth in the Vesting of Restricted Shares Table set forth above and maintained such price for a 20-Day Period, then upon such determination, the applicable Restricted Shares shall become non-forfeitable, but only if the Grantee shall have been in the continuous employ of the Company or any Subsidiary of the Company through the end of the applicable 20-Day Period. The Committee shall determine and certify in writing whether a Target Price has been met and, thus, Restricted Shares have become non-forfeitable, not later than the date of the next regularly scheduled meeting of the Committee after any period of 20 consecutive days in which it may appear that a Target Price will be met. In all events the Committee shall make its determination within 60 days after it receives written notice from the Grantee that a Target Price has been met.
          No additional Restricted Shares shall be earned for actual achievement in excess of Target Price III.
     6. Effect of Change in Control.
          In the event of a Change in Control prior to the end of the Performance Period, the Restricted Shares granted under this Agreement shall become non-forfeitable.
     7. Effect of Death or Disability.
          If the Grantee’s employment with the Company or one of its Subsidiaries should terminate because of death or Disability, the Restricted Shares granted under this Agreement shall become non-forfeitable.

     8. Retention of Stock Certificates by Company; Delivery to Grantee
          The certificate(s) representing the Restricted Shares covered by this Agreement shall be retained by the Company, together with the accompanying stock power signed by the Grantee and endorsed in blank until such Restricted Shares become non-forfeitable in accordance with Sections 5, 6 or 7. As soon as practicable, but in no event later than two and one-half months, after such Restricted Shares become non-forfeitable, the Company shall issue to the Grantee a stock certificate, representing the number of Common Shares issued as Restricted Shares, free of the restrictions and of the legend described in Section 3.
     9. Adjustments.
          In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall adjust the Management Objective in such manner as may be appropriate to prevent the dilution or enlargement of the rights of the Grantee that would otherwise result from such event.
     10. Withholding Taxes.
          To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any delivery of Common Shares to the Grantee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. All or any part of such withholding requirements may be satisfied, at the election of the Grantee, by the surrender to the Company of a portion of the Restricted Shares that have become non-forfeitable under this Agreement. Restricted Shares surrendered to satisfy withholding requirements pursuant to this Section 10 shall be credited against such withholding requirements at the Market Price per Share on the date of such surrender, and the value of such Restricted Shares surrendered shall not exceed the minimum amount of taxes required to be withheld by the Company.
     11. Employment Rights.
          Neither this Agreement nor any action taken hereunder shall be construed as giving the Grantee any right to be retained in the employ of the Company, nor shall any action taken hereunder be construed as entitling the Company to the services of the Grantee for any period of time. For purposes of this Agreement, the continuous employ of the Grantee with the Company or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Company or any Subsidiary, by reason of the transfer of his or her employment among the Company and its Subsidiaries.
     12. Amendments.
          Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to Restricted Shares without the Grantee’s consent.

     13. Severability.
          In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     14. Governing Law.
          This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
     15. Compliance with Section 409A of the Code.
          To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Grantee).
          The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the Restricted Shares granted hereunder on the terms and conditions set forth herein and in the Plan.

Date:

     Executed in the name and on behalf of the Company at Cleveland, Ohio as of the       day of                ,      .

THE LAMSON & SESSIONS CO.
By:
Name:
Title: